AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), is entered into as of July 28, 2008 by, between and among AMS Health Sciences, Inc., an Oklahoma corporation ("AMS"), SA Recovery Corp., an Oklahoma corporation ("SA Recovery Corp. ") and Jacob Acquisition Corp, an Oklahoma corporation (“Jacob Acquisition").

WHEREAS, on the date hereof, AMS has authority to issue four  hundred ninety five  million shares (495,000,000) shares of common stock, $.0001 par value per share (“AMS Common Stock’’) of which forty one million seven hundred sixty five thousand one hundred thirty five shares are issued and outstanding and five million shares of Preferred stock, $.0001 par value per share, of which no shares are issued and outstanding;

WHEREAS, on the date hereof, SA Recovery Corp., has authority to issue four hundred ninety five million shares (495,000,000) shares of common stock, $0.0001 par value per share (the "SA Recovery Corp.  Common Stock"), of which 1,000 shares are issued and outstanding and held by AMS, and five million (5,000,000) shares of Preferred stock, $.0001 par value, of which no shares are issued and outstanding;

WHEREAS, on the date hereof, Jacob Acquisition has authority to issue Four hundred ninety five million shares (495,000,000) shares of common stock, $.0001 par value per share (the " Jacob Acquisition Common Stock"), of which 1,000 shares are issued and outstanding and held by SA Recovery Corp., and five million (5,000,000) shares of Preferred stock, $.0001 par value, of which no shares are issued and outstanding;

WHEREAS, the respective Boards of Directors of AMS, SA Recovery Corp., and Jacob Acquisition have determined that it is advisable and in the best interests of each of such corporations that they reorganize into a holding company structure pursuant § 1081 of the Oklahoma General Corporation Act, under which SA Recovery Corp., would survive as the holding company, by the merger of AMS, with and into Jacob Acquisition, and with each holder of AMS Common Stock receiving one share of SA Recovery Corp. Common Stock in exchange for such share of AMS Common Stock;

WHEREAS, under the respective Certificates of Incorporation of AMS and SA Recovery Corp., the SA Recovery Corp.   Common Stock has the

same designations, rights and powers and preferences, and the qualifications, limitations and restrictions thereof, as the AMS Common Stock which will be exchanged therefore pursuant to the holding company reorganization;

WHEREAS, the Certificate of Incorporation and Bylaws of SA Recovery Corp., as the holding company, at the time of the merger contain provisions identical to the Certificate of Incorporation and Bylaws of AMS immediately prior to the merger, other than differences permitted by the Oklahoma General Corporation Act.;

WHEREAS, the Certificate of Incorporation of Jacob Acquisition is identical to the Certificate of Incorporation of AMS immediately prior to the merger, other than differences permitted by the Oklahoma General Corporation Act, pursuant to this Merger Agreement;

WHEREAS, the Boards of Directors of AMS, SA Recovery Corp., and Jacob Acquisition have approved this Merger Agreement, shareholder approval not being required pursuant to Section 1081 of the Oklahoma General Corporation Act;

WHEREAS, the parties hereto intend that the reorganization contemplated by this Merger Agreement shall constitute a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, AMS, SA Recovery Corp., and Jacob Acquisition hereby agree as follows:

1.

Merger.  AMS shall be merged with and into Jacob Acquisition (the "Merger"), and Jacob Acquisition shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation").  The Merger shall become effective upon the later of the date and time of filing a certified copy of this Merger Agreement with the Secretary of State of the State of Oklahoma in accordance with Section 1081 of the Oklahoma General Corporation Act or 12:00 pm on July 28, 2008 (the "Effective Time").

2.

Succession.  At the Effective Time, the separate corporate existence of AMS shall cease, and Jacob Acquisition shall succeed to all of the assets and property (whether real, personal or mixed), rights,

privileges, franchises, immunities and powers of AMS, and Jacob Acquisition shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of AMS, including, without limitation, all outstanding indebtedness of AMS, all in the manner and as more fully set forth in Section 1081 of the Oklahoma General Corporation Act.

3.

Directors.  The Directors of AMS immediately preceding the Effective Time shall be the Directors of the Surviving Corporation and SA Recovery Corp., at and after the Effective Time until their successors are duly elected and qualified.

4.

Officers.  The officers of AMS immediately preceding the Effective Time shall be the officers of the Surviving Corporation and SA Recovery Corp. at and after the Effective Time, to serve at the pleasure of the Board of Directors of SA Recovery Corp.

5.

Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

a.

each share of AMS Common Stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and nonassessable share of SA Recovery Corp. Common Stock;

b.

each share of AMS Common Stock held in the treasury of AMS immediately prior to the Effective Time shall be cancelled and retired;

c.

each option, warrant, purchase right, unit or other security of AMS convertible into shares of AMS Common Stock shall become convertible into the same number of shares of SA Recovery Corp. Common Stock as such security would have received if the security had been converted into shares of AMS Common Stock immediately prior to the Effective Time, and SA Recovery Corp. shall reserve for purposes of the exercise of such options, warrants, purchase rights, units or other securities an equal number of shares of SA Recovery Corp., Common Stock as AMS had reserved; and

d.

each share of SA Recovery Corp. Common Stock issued and outstanding in the name of AMS immediately prior to the

Effective Time shall be cancelled and retired and resume the status of authorized and unissued shares of SA Recovery Corp.   Common Stock.

6.

Other Agreements.  At the Effective Time, SA Recovery Corp.  shall assume any obligation of AMS to deliver or make available shares of AMS Common Stock under any agreement or employee benefit plan not referred to in Paragraph 5 herein to which AMS is a party.  Any reference to AMS Common Stock under any such agreement or employee benefit plan shall be deemed to be a reference to SA Recovery Corp.   Common Stock and one share of SA Recovery Corp.   Common Stock shall be issuable in lieu of each share of AMS Common Stock required to be issued by any such agreement or employee benefit plan, subject to subsequent adjustment as provided in any such agreement or employee benefit plan.

7.

Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of AMS such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or conform, of record or otherwise, in the Surviving Corporation, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of AMS, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of AMS or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

8.

Certificates.  At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares AMS Common Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of SA Recovery Corp.   Common Stock, as the case may be, into which the shares of AMS Common Stock represented by such certificates have been converted as herein provided and shall be so registered on the books and records of SA Recovery Corp. and its transfer agent.  The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to SA Recovery Corp. or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of SA Recovery Corp.Common Stock, as the case may be, evidenced by such outstanding certificate, as above provided.

9.

Amendment.  The parties hereto, by mutual consent of their respective boards of directors, may amend, modify or supplement this Merger Agreement prior to the Effective Time.

10.

Compliance with Section 1081 of the Oklahoma General Corporation Act.  Prior to the Effective Time, the parties hereto will take all steps necessary to comply with Section 1081 of the Oklahoma General Corporation Act, including without limitation, the following:

a.

Certificate of Incorporation and Bylaws of SA Recovery Corp., At the Effective Time, the Certificate of Incorporation and Bylaws of SA Recovery Corp. shall be in the form of the Certificate of Incorporation and Bylaws of AMS, as in effect immediately prior to the Effective Time.

b.

Directors of SA Recovery Corp., At the Effective Time, the Directors of AMS immediately prior to the Effective Time shall be the Directors of SA Recovery Corp., until their successors are elected and qualified.

c.

Filings.  Prior to the Effective Time, the Surviving Corporation shall cause a certified copy of this Agreement to be executed and filed with the Oklahoma Secretary of State.  Prior to the Effective Time, to the extent necessary to effectuate any amendments to the certificates of incorporation of the Surviving Corporation and SA Recovery Corp.  contemplated by this Agreement, each of the Surviving Corporation and SA Recovery Corp.   shall cause to be filed with the Oklahoma Secretary of State such certificates or documents required to give effect thereto.

11.

Termination.  This Merger Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Merger Agreement by the board of directors of AMS, SA Recovery Corp, and Jacob Acquisition, by action of the board of directors of AMS if it determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of AMS and its stockholders.

12.

Counterparts.  This Merger Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

13.

Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement.

14.

Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

IN WITNESS WHEREOF, AMS, SA Recovery Corp., and Jacob Acquisition have caused this Merger Agreement to be executed and delivered as of the date first above.

* * * * *

AMS Health Sciences, Inc.

An Oklahoma Corporation

______________________________________

James A. Ditanna, Chairman, President,

Secretary and Sole Director

SA RECOVERY CORP.

An Oklahoma Corporation

______________________________________

James A. Ditanna, Chairman, President,

Secretary and Sole Director

JACOB ACQUISITION CORP.

An Oklahoma Corporation

______________________________________

James A. Ditanna, Chairman, President,

Secretary and Sole Director